                                                                         EX-23.6


The Board of Directors
Rose Hills Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG
-------------------
KPMG
Chartered Accountants
Vancouver, Canada
June 25, 1997